UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2019

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 1, 2019, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 21, 2018, by and among CenterPoint Energy, Inc. (“CenterPoint Energy”), Vectren Corporation, an Indiana corporation (“Vectren”), and Pacer Merger Sub, Inc., an Indiana corporation and wholly owned subsidiary of CenterPoint Energy (“Merger Sub”), CenterPoint Energy, Vectren and Merger Sub consummated the previously announced agreement to merge Merger Sub with and into Vectren (the “Merger”), with Vectren continuing as the surviving corporation and as a wholly owned subsidiary of CenterPoint Energy.
In connection with the Merger, two of Vectren’s wholly owned subsidiaries, Vectren Utility Holdings, Inc. (“VUHI”) and Vectren Capital Corp. (“VCC”), made offers to prepay certain outstanding guaranteed senior notes (the “VUHI Guaranteed Senior Notes” and the “VCC Guaranteed Senior Notes”) as required pursuant to certain note purchase agreements previously entered into by VUHI and VCC. Holders of $568 million of outstanding VUHI Guaranteed Senior Notes (the “VUHI Redeemed Notes”) and holders of $191 million of outstanding VCC Guaranteed Senior Notes (the “VCC Redeemed Notes”) accepted the prepayment offers by VUHI and VCC, respectively. To fund these prepayments and certain payments of accrued interest (as described below), CenterPoint Energy issued approximately $764 million of short-term, unsecured commercial paper notes under its commercial paper program.
In turn, VUHI borrowed an aggregate of $568 million from CenterPoint Energy through individual promissory notes (the “VUHI Intercompany Notes”). The VUHI Intercompany Notes have principal amounts ranging from $25 million to $100 million, with interest rates ranging from 3.20% to 4.51% and with maturity dates at various dates from 2023 through 2055, in each case corresponding with such terms of the respective VUHI Redeemed Notes that the VUHI Intercompany Notes were intended to replace. Additionally, VCC borrowed $191 million from CenterPoint Energy in a single promissory note with an interest rate of 3.85% and maturity date of December 15, 2026, comparable to the aggregated terms of the VCC Redeemed Notes. CenterPoint Energy also made capital contributions of approximately $5 million to Vectren to fund the payment of accrued interest on the VUHI Redeemed Notes and VCC Redeemed Notes.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC.
February 6, 2019

By: /s/ Kristie L. Colvin
Kristie L. Colvin
Vice President, Vectren Corporation
Vice President and Chief Accounting Officer, Vectren Utility Holdings, Inc.